Exhibit 10.2

OVERSTOCK.COM

Performance Share Plan

2006-2008 Grant

THIS GRANT is made, effective as of January 1, 2006, between Overstock.com, Inc. (the “Company”) and                  (the “Participant”).

RECITALS:

WHEREAS, the Company has adopted the Performance Share Plan (“Plan”), which Plan is incorporated herein by reference and made part of this Grant; and

WHEREAS, the Board has determined that it would be in the best interest of the Company and its owners to grant the award provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.             Grant:  Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Grant, the Company hereby grants to the Participant a Performance Share Award of           shares.

2.             Award Period:  The Award Period shall be January 1, 2006 through December 31, 2008.

3.             Performance Goal:  The Performance Goal shall be a 25% return on equity, measured by compounded growth in EV per share of the Company.

4.             Harvest Percentage:  Shall be dependent on the extent to which the Performance Goal is attained, and shall be determined as follows:

Growth in Economic Value	Harvest Percentage
10% or lower	0%
25%	100%
40% or higher	200%

For percentage growth between 10% and 40%, the Harvest Percentage will be determined on the basis of straight line interpolation.

5.             Award Payment:  Subject to all terms and conditions of the Plan, the Participant’s actual value at the end of the Award Period will be settled through a cash payment to the Participant.  Unless otherwise determined by the Board or otherwise set forth in a Grant, a Participant’s actual value with respect to an Award shall be equal to the then market value of the shares multiplied by the Harvest Percentage. If the Company receives stockholder approval to do so, the Board may consider settlement with common stock, if the participant so requests.  Nothwithstanding any other provision of this Grant, the Award, or the Plan, the maximum Award payment made pursuant to this Notice of Grant and the Award granted hereunder shall not exceed $5,000,000.  Any such payment hereunder shall be made so as not to cause the application of penalties under Section 409A of the Internal Revenue Code.

6.             Termination of Employment:  Except as provided in Section 6 or Section 7 of the Plan, this Award shall be canceled, and no payment shall be payable hereunder, if the Participant’s continuous employment or Related Employment with the Company shall terminate for any reason prior to the end of the Award Period.

7.             Successor Requirement:  This Grant shall inure to the benefit of and be binding upon the Company and its successors and assigns.  The Company shall request any purchaser of a business unit in which the Participant is employed (a “Purchaser”), to fully assume the obligations of the Company under this Grant.  If a Purchaser declines to assume such obligations, the Company shall remain obligated under the terms of this Grant and the Board, in its sole discretion, may elect to cancel the Grant and to make an Award Payment based on the applicable measures at the time of purchase or in accordance with Section 7 of the Plan, if the Plan’s Change in Control provisions are applicable. Any such payment hereunder shall be made so as not to cause the application of penalties under Section 409A of the Internal Revenue Code.

8.             Definitions:  All terms not otherwise defined herein shall have the same meaning as in the Plan.

9.             Withholding:  The Participant agrees to make appropriate arrangements with the Company for satisfaction of any applicable income tax withholding  requirements, including the payment to the Company, at the termination of the Award Period (or such earlier or later date as may be applicable under the Code), of all such taxes and other amounts, and the Company shall be authorized to take such action as may be necessary, in the opinion of the company’s counsel (including, without limitation, withholding amounts from any compensation or other amount owing from the Company to the Participant), to satisfy all obligations for the payment of such taxes and other amounts.

10.           Reduction of the Award:  Notwithstanding anything to the contrary herein, the Board, in its sole discretion (but subject to applicable law), may reduce any amounts payable to the Participant in order to satisfy any liabilities owed to the Company by the Participant.

11.           No Right to Continued Employment:  Neither the Plan nor this Grant shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any of its subsidiaries.  Further, the Company may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Grant, except as otherwise expressly provided in the Plan and in this Grant.  In addition, nothing herein shall obligate the Company to make future Grants to the Participant.

12.           Award Subject to Plan:  By entering in this Grant the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and that this Award is subject to all of the terms and provisions set forth in the Plan and in this Grant.  In the event of a conflict between any term or provision contained in this Grant and a terms or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13.           Designation of Beneficiary by Participant:  A Participant may name a beneficiary to receive any payment to which he/she may be entitled in respect of this Award in the event of his/her death, by notifying the Company.  A Participant may change his/her beneficiary from time to time in the same manner.  If the Participant has not designated a beneficiary or if no designated beneficiary is living on the date on which any amount becomes payable to a Participant’s beneficiary, that amount shall be paid to the Participant’s estate.

14.           Notices:  Any notice necessary under this Grant shall be addressed to the Company at its primary corporate headquarters and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as such party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

15.           Signature in Counterparts:  This Grant may be signed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.           Special 2006-2008 Understanding with Respect to Early Partial Distribution:  For this 2006-20808 Grant only, the Company, in its sole discretion, may, at the end of the second calendar year during the Award Period, distribute 2/3 of the expected value of this Grant to the Participant, provided that the Participant’s continuous employment or Related Employment with the Company has not terminated prior to December 31, 2007.  Such distribution, if made, shall be made no later than March 15, 2008.  The expected value of the Grant will be calculated by the Controller and approved by the Board or the Compensation Committee. The expected value may include a margin for unexpected unfavorable developments.  The amount of the distribution will be based on the fair market value of the stock as of the date the distribution is made.  If a distribution is made pursuant to this paragraph, the value of the Grant as of any future date shall be offset by the amount distributed pursuant to this paragraph.  Notwithstanding anything herein to the contrary, no distribution may be made pursuant to this paragraph if any portion of this Grant ceases to be subject to a substantial risk of forfeiture for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, prior to January 1, 2007.

IN WITNESS WHEREOF, the parties hereto have executed this Grant as of the effective date set forth above.

Participant	Overstock.com, Inc.

By
Name	Patrick M. Byrne
President